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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in this Amendment No. 2 to Registration Statement No. 333-138955 on Form S-1 of our report dated April 4, 2007 relating to the consolidated financial statements of IBG LLC (formerly known as Interactive Brokers Group LLC), appearing in the Prospectus, which is part of this Registration Statement, and our report dated April 4, 2007 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

              We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 4, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM